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                                                                    EXHIBIT 16.1


                          [BDO SEIDMAN, LLP LETTERHEAD]



January 23, 2002



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 21, 2002, to be filed by our former client INVESTools Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California